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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-02845, 333-42445, 333-42447, 333-44922, 333-47277, 333-61128, and 333-171362 on Form S-8 of our reports dated March 2, 2015, relating to the consolidated financial statements and financial statement schedule of Wausau Paper Corp. and subsidiaries (the "Company"), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
March 2, 2015

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  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM